EXHIBIT 10.22
                     [ZYDECO EXPLORATION, INC. LETTERHEAD]



                                August 28, 1997



Cheniere Energy Operating Co., Inc.
1710 Two Allen Center
1200 Smith Street
Houston, Texas 77002

  Re:  Seventh Amendment

Gentlemen:

  I am writing with respect to that certain Exploration Agreement dated April 4, 1996, between FX Energy, Inc. and Zydeco Exploration, Inc., as amended by that certain First Amendment dated May 15, 1996, and that certain Second Amendment dated August 5, 1996, and that certain Third Amendment dated October 31, 1996, and that certain Fourth Amendment dated as of November 27, 1996, and that certain Fifth Amendment dated April 28, 1997, and that certain Sixth Amendment dated July 18, 1997 (as amended, the "Agreement"). For convenience, terms defined therein shall have the same meaning when used herein. FXEnergy, Inc. ("FX") has changed its name to Cheniere Energy Operating Co., Inc. ("Cheniere").

  Under the Agreement, Cheniere was to have paid 100% of the first $13,500,000 of Seismic Costs. It has done so. Seismic Costs over $13,500,000 ("Excess Costs") are borne equally by ZEI and Cheniere.

  We wish to grant Cheniere an extension of certain monies presently due, and memorialize certain other understandings.

  1. At present, Cheniere owes $2,177,000, which represents its 50% of Excess Costs accumulated to July31, 1997 and 50% of the August cash call. Zydeco agrees to extend the time for Cheniere to pay such monies until December 31, 1997.

  2. Zydeco desires to continue the program by:

     a)  leasing and acquiring certain computer equipment and software;

     b) acquiring non-State leases by the exercise of options and outright lease

Cheniere Energy Operating Co., Inc.
August 28, 1997
Page 2

         Zydeco estimates the cost of such additional program expenses
         (the "Program Expenses") through December 31, 1997 to be approximately $1,500,000, of which Cheniere's share would be $750,000.

  3. Cheniere authorizes Zydeco to incur such Program Expenses for their joint account, and agrees to pay approximately $750,000 of Program Expenses on December 31, 1997.

  4. No grace periods shall apply to amounts due on December 31, 1997.

  5. If Cheniere timely pays the amounts due on December 31, 1997, Cheniere shall own a one-half interest in all leases and options acquired by Zydeco for their joint interest. It shall also own the 50% interest in the Seismic Data provided in the Agreement.

  6. If, however, Cheniere fails to pay all or a portion of monies due on December 31, 1997, it shall be treated as a Discontinuance, and the interest of Cheniere in the Seismic Data, leases, and options shall be determined as of December 31, 1997.

  7. Zydeco may nominate certain state acreage within the AMI for state leases. It shall notify Cheniere when it does so. If Cheniere tenders 1/2 of the bid amount by certified check four business days before the state lease sale, Cheniere shall be entitled to a 50% working interest in any lease taken by successful bid. If Cheniere fails to so tender a portion of the bid, it shall have no interest in leases acquired at such sales.

  8. In consideration of the agreements reflected herein:

     a) Cheniere hereby releases Zydeco from any claims or causes of action arising out of or related to the Agreement prior to the date hereof; and

     b) Zydeco hereby releases Cheniere from any claims or causes of action arising out of or related to the Agreement prior to the date hereof.

  9. In the event of a conflict between the terms of this amendment and the Agreement as previously amended, the terms hereof shall control.

Cheniere Energy Operating Co., Inc.
August 28, 1997
Page 3


  If I have correctly set forth our agreements, kindly so indicate by executing one counterpart of this letter and returning it to the undersigned.

                     Yours very truly,

                     ZYDECO EXPLORATION ,INC.



                                           By:   /s/  Sam B. Myers, Jr.
                                           -----------------------------------

                                           Its:  CEO
                                           -----------------------------------


ACCEPTED AND AGREED TO THIS
28TH DAY OF AUGUST, 1997.

CHENIERE ENERGY OPERATING CO., INC.



By:  /s/  Charif Souki
     ------------------------------------

Its: Chairman
     ------------------------------------